DREYFUS MUNICIPAL INCOME, INC.

PROXY STATEMENT

Annual Meeting of Stockholders
to be held on June 3, 2011

     This proxy statement is furnished in connection with a solicitation of proxies by the Board of Directors of Dreyfus Municipal Income, Inc. (the “Fund”) to be used at the Annual Meeting of Stockholders of the Fund to be held on Friday, June 3, 2011 at 10:00 a.m., at the offices of The Dreyfus Corporation (“Dreyfus” or the “Investment Adviser”), 200 Park Avenue, 8th Floor, New York, New York, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record at the close of business on March 24, 2011 are entitled to be present and to vote at the meeting. Stockholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held. It is essential that stockholders complete, date, sign and return the proxy card they receive. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked by a proxy given later. To be effective, such revocation must be received prior to the meeting. In addition, any stockholder who attends the meeting in person may vote by ballot at the meeting, thereby cancelling any proxy previously given. As of March 24, 2011, the Fund had outstanding the following number of shares:

Common	Auction Preferred
Stock Outstanding	Stock Outstanding
20,611,407	3,000

     A quorum is constituted by the presence in person or by proxy of the holders of one-third of the outstanding shares of the Fund entitled to vote at the meeting. If a quorum is not present at the meeting, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement at the meeting, may adjourn the meeting. If a proposal is to be voted upon by only one class of the Fund’s shares, a quorum of that class of shares (the holders of a majority of the outstanding shares of the class) must be present in person or by proxy at the meeting in order for the proposal to be considered. The Fund has two classes of capital stock: Common Stock, par value $0.001 per share (the “Common Stock”), and Auction Preferred Stock, par value $0.001 per share, liquidation preference $25,000 per share (the “APS”). The APS is further divided into Series A and Series B. Currently, no proposal is expected to be presented at the meeting that would require separate voting for each Series of APS.

     It is estimated that proxy materials will be mailed to stockholders of record on or about April 1, 2011. The principal executive office of the Fund is located at 200 Park Avenue, New York, New York 10166. Copies of the Fund’s most recent Annual and Semi-Annual Reports to Stockholders are available upon request, without charge, by writing to the Fund at 144 Glenn Curtiss Boulevard, Uniondale, New York 11556-0144, or by calling toll free 1-800-334-6899.

     Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 3, 2011: This proxy statement, and copies of the Fund’s most recent Annual and Semi-Annual Reports to Stockholders, are available at http://www.dreyfus.com/closedendfund.htm.

PROPOSAL 1: ELECTION OF DIRECTORS

     The Fund’s Board of Directors (the “Board”) is divided into three classes with the term of office of one class expiring each year. It is proposed that stockholders of the Fund consider the election of three Class III Directors to serve for three-

year terms until their respective successors are duly elected and qualified. The individual nominees (the “Nominees”) proposed for election are listed below. Each Nominee currently serves as a Director of the Fund.

     Each Nominee was nominated by the Fund’s nominating committee and has consented to being named in this proxy statement and has agreed to continue to serve as a Director if elected. Biographical information about each Nominee is set forth below. Biographical information about the Fund’s Directors not standing for election at the meeting (the “Continuing Directors”), information on each Nominee’s and Continuing Director’s ownership of Fund shares and other relevant information is set forth on Exhibit A. None of the Nominees or Continuing Directors are “interested persons” of the Fund, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

     Under the terms of the Fund’s Charter, holders of the APS voting as a single class are entitled, to the exclusion of holders of the Common Stock, to elect two Directors of the Fund. One such Director, Whitney I. Gerard, was elected by APS holders in June of 2010 as a Class II Director whose term expires in 2013. The other APS designee is George L. Perry. Mr. Perry is currently a Nominee up for election as a Class III Director.

     Voting with regard to the election of Directors will be as follows: holders of Common Stock and APS will vote together as a single class with respect to the election of Class III Directors Joseph S. DiMartino and Benaree Pratt Wiley, but APS holders will vote separately, to the exclusion of holders of the Common Stock, with respect to the election of Class III Director George L. Perry.

     The persons named as proxies on the accompanying proxy card intend to vote each such proxy for the election of the Nominees, unless stockholders specifically indicate on their proxies the desire to withhold authority to vote for election to office. It is not contemplated that any Nominee will be unable to serve as a Director for any reason, but if that should occur prior to the meeting, the proxyholders reserve the right to substitute another person or persons of their choice as nominee or nominees. The address of each Nominee is 200 Park Avenue, New York, New York 10166.

     Board’s Oversight Role in Management. The Board’s role in management of the Fund is oversight. As is the case with virtually all investment companies (as distinguished from operating companies), service providers to the Fund, primarily the Investment Adviser and its affiliates, have responsibility for the day-to-day management of the Fund, which includes responsibility for risk management (including management of investment performance and investment risk, valuation risk, issuer and counterparty credit risk, compliance risk and operational risk). As part of its oversight, the Board, acting at its scheduled meetings, or the Chairman, acting between Board meetings, regularly interacts with and receives reports from senior personnel of service providers, including the Investment Adviser’s Chief Investment Officer (or a senior representative of his office), the Fund’s and the Investment Adviser’s Chief Compliance Officer and portfolio management personnel. The Board’s audit committee (which consists of all Directors) meets during its scheduled meetings, and between meetings the audit committee chair maintains contact, with the Fund’s independent registered public accounting firm and the Fund’s Chief Financial Officer. The Board also receives periodic presentations from senior personnel of the Investment Advisor or its affiliates regarding risk management generally, as well as periodic presentations regarding specific operational, compliance or investment areas, such as business continuity, personal trading, valuation, credit and investment research. The Board also receives reports from counsel to the Investment Adviser and the Board’s own independent legal counsel regarding regulatory compliance and governance matters. The Board has adopted policies and procedures designed to address certain risks to the Fund. In addition, the Investment Adviser and other service providers to the Fund have adopted a variety of policies, procedures and controls designed to address particular risks to the Fund. Different processes, procedures and controls are employed with respect to different types of risks. However, it is not possible to eliminate all of the risks applicable to the Fund.

     Board Composition and Leadership Structure. The 1940 Act requires that at least 40% of the Fund’s Directors not be “interested persons” (as defined in the 1940 Act) of the Fund and as such are not affiliated with the Investment Adviser (“Independent Directors”). To rely on certain exemptive rules under the 1940 Act, a majority of the Fund’s Directors must be Independent Directors, and for certain important matters, such as the approval of investment advisory agreements or transactions with affiliates, the 1940 Act or the rules thereunder require the approval of a majority of the Independent

Directors. Currently, all of the Fund’s Directors, including the Chairman of the Board, are Independent Directors, although the Board could in the future determine to add Directors who are not Independent Directors. The Board has determined that its leadership structure, in which the Chairman of the Board is not affiliated with the Investment Adviser, is appropriate in light of the services that the Investment Adviser and its affiliates provide to the Fund and potential conflicts of interest that could arise from these relationships.

     Information About Each Nominee’s Experience, Qualifications, Attributes or Skills. Nominees for Director of the Fund, together with information as to their positions with the Fund, principal occupations and other board memberships for the past five years, are shown below. Specific information about the Continuing Directors, information on each Continuing Director’s ownership of Fund shares, and other relevant information is set forth on Exhibit A.

Nominee for Class III Director with Term Expiring in 2014
Name (Age) of Nominee	Principal Occupation	Other Public Company Board
Position with Fund (Since)	During Past 5 Years	Memberships During Past 5 Years

JOSEPH S. DiMARTINO (67)	Corporate Director and Trustee	CBIZ (formerly, Century Business
Chairman of the Board		Services, Inc.), a provider of out-
Class III Director (1995)		sourcing functions for small and
medium size companies, Director
(1997-present)
The Newark Group, a provider of a
national market of paper recovery
facilities, paperboard mills and paper-
board converting plants, Director
(2000 - 2010)
Sunair Services Corporation, a provider
of certain outdoor-related services to
homes and business, Director
(2005 - 2009)

GEORGE L. PERRY (76)	Economist and Senior Fellow at	N/A
Class III Director (1989)	Brookings Institution
APS Designee (2002)

BENAREE PRATT WILEY (64)	Principal, The Wiley Group, a firm	CBIZ (formerly Century Business
Class III Director (2009)	specializing in strategy and business	Services, Inc.), a provider of out-
	development (2005-present)	sourcing functions for small and
medium size companies Director
(2003-present)

     Each Nominee has been a Board member of the Fund and/or other Dreyfus mutual funds for over ten years. Additional information about each Nominee follows (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes or skills that each Nominee possesses which the Board believes has prepared them to be effective Directors (this information for Continuing Directors is set forth on Exhibit A). The Board believes that the significance of each Director’s experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one Director may not have the same value for another) and that these factors are best evaluated at the board level, with no single Director, or particular factor, being indicative of board effectiveness. However, the Board believes that Directors need to have the ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with the Fund’s management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties; the Board believes that its members satisfy this standard. Experience relevant to having this ability may be achieved through a Director’s educational background; business, professional training or practice (e.g., medicine, accounting or law), public service or academic positions; experience from service as a board member (including the Board of the Fund) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations; and/or other life experiences. The charter for the Board’s nominating committee contains certain other factors considered by the committee in identifying and evaluating potential Director nominees. To assist them in evaluating matters under federal and state law, the Directors are counseled by their own independent legal counsel, who participates in Board meetings and interacts with the Investment Adviser, and also may benefit from information provided by Investment Adviser’s counsel; counsel to the Fund and to the Board have significant experience advising funds and fund board members. The Board and its committees have the ability to engage other experts as appropriate. The Board evaluates its performance on an annual basis.

     Joseph S. DiMartino – Mr. DiMartino has been the Chairman of the Board of the funds in the Dreyfus Family of Funds for over 15 years. From 1971 through 1994, Mr. DiMartino served in various roles as an employee of Dreyfus (prior to its acquisition by a predecessor of The Bank of New York Mellon Corporation (“BNY Mellon”) in August 1994 and related management changes), including portfolio manager, President, Chief Operating Officer and a Director. He ceased being an employee or Director of Dreyfus by the end of 1994. From July 1995 to November 1997, Mr. DiMartino served as Chairman of the Board of The Noel Group, a public buyout firm; in that capacity, he helped manage, acquire, take public and liquidate a number of operating companies. In addition, from 1986 to 2010, Mr. DiMartino served as a Director of The Muscular Dystrophy Association.

     George L. Perry – Dr. Perry is an Economist and Senior Fellow at the Brookings Institution. Dr. Perry was the founder and long time director of the Brookings Panel on Economic Activity and editor of its journal, the Brookings Papers. Dr. Perry is a Director Emeritus of and a consultant to the State Farm Mutual Automobile Association and State Farm Life Insurance Company. Prior to joining the Brookings Institution, Dr. Perry served as the Senior Economist to the President’s Council of Economic Advisers and was a professor of economics at the University of Minnesota.

     Benaree Pratt Wiley – Ms. Wiley has been a business entrepreneur and management consultant for over 18 years. Ms. Wiley is a Principal of The Wiley Group, a firm specializing in personnel strategy, talent management and leadership development primarily for global insurance and consulting firms. Prior to that, Ms. Wiley served as the President and Chief Executive Officer of The Partnership, Inc., a talent management organization for multicultural professionals in the greater Boston region. Ms. Wiley currently serves on the board of Blue Cross Blue Shield of Massachusetts and is chair of the advisory board of PepsiCo African-American, and she has served on the boards of several public companies and charitable organizations.

     Evaluation of Potential Nominees/Diversity. In addition to the general experience, qualifications, attributes or skills described above, the Fund’s nominating committee (see “Fund Board Committees” below) may consider whether a potential nominee’s professional experience, education, skills and other individual qualities and attributes, including gender, race or national origin, would provide beneficial diversity of skills, experience or perspective to the Board’s membership and collective attributes. Such considerations will vary based on the Board’s existing membership and other factors, such as the strength of a potential nominee’s overall qualifications relative to diversity considerations. The Fund’s Nominating Committee Charter (the “Nominating Committee Charter”), attached as Exhibit B to this proxy statement, contains certain other factors considered by the Committee in identifying and evaluating potential Director nominees (including any nominees recommended by shareholders as provided in the Nominating Committee Charter).

     Fund Board Committees. The Fund has standing audit, nominating and compensation committees, each comprised of its Directors who are not “interested persons,” as defined in the 1940 Act, of the Fund. The function of the audit committee is (1) to oversee the Fund’s accounting and financial reporting processes and the audits of the Fund’s financial statements and (2) to assist in the Board’s oversight of the integrity of the Fund’s financial statements, the Fund’s compliance with legal and regulatory requirements and the qualifications, independence and performance of the Fund’s independent registered public accounting firm. A copy of the Fund’s Audit Committee Charter, which describes the audit committee’s purposes, duties and powers, is available at www.dreyfus.com in the “Individual Investors” section.

     The Fund’s nominating committee is responsible for selecting and nominating persons as members of the Board for election or appointment by the Board and for election by stockholders. Each nominating committee member is “independent” as defined by the New York Stock Exchange rules. A copy of the Fund’s Nominating Committee Charter and Procedures is not available on the Fund’s or Dreyfus’ website, but is attached as Exhibit B. In evaluating potential nominees, including any nominees recommended by stockholders, the committee takes into consideration the factors listed in the Nominating Committee Charter, including character and integrity, business and professional experience, and whether the committee believes the person has the ability to apply sound and independent business judgment and would act in the interest of the Fund and its stockholders. The committee will consider recommendations for nominees from stockholders submitted to the Secretary of the Fund, c/o The Dreyfus Corporation Legal Department, 200 Park Avenue, 8th Floor, New York, New York 10166, and including information regarding the recommended nominee as specified in the Nominating Committee Charter.

     The function of the compensation committee is to establish the appropriate compensation for serving on the Board. The Fund also has a standing pricing committee comprised of any one Director. The function of the pricing committee is to assist in valuing the Fund’s investments.

     The Fund’s audit commitee met 6 times and its nominating committee met once during the fiscal year ended September 30, 2010. The Fund’s compensation and pricing committees did not meet during the Fund’s last fiscal year.

     Compensation. Each Director also serves as a director of other funds in the Dreyfus fund complex. Annual retainer fees and meeting attendance fees are allocated among the Fund and those other funds on the basis of net assets, with the Chairman of the Board, Joseph S. DiMartino, receiving an additional 25% of such compensation. The Fund reimburses Directors for their expenses. Emeritus Directors are entitled to receive an annual retainer of one-half the amount paid as a retainer at the time the Director became Emeritus and per meeting attended fee of one-half the amount paid to Directors. The Fund does not have a bonus, pension, profit-sharing or retirement plan.

     The aggregate amount of compensation paid to each Nominee by the Fund for the fiscal year ended September 30, 2010 and by all funds in the Dreyfus Family of Funds for which the Nominee was a Board member (the number of portfolios of such funds is set forth in parenthesis next to the Nominee’s total compensation) for the year ended December 31, 2010, was as follows:

	Aggregate	Total Compensation from
	Compensation from	the Fund and Fund Complex
Name of Nominee	Fund*	Paid to Nominee (**)
Joseph S. DiMartino	$888	$1,060,250(175)
George L. Perry	$693	$80,000(27)
Benaree Pratt Wiley	$609	$356,000(73)

*	Amount does not include the cost of office space, secretarial services and health benefits for the Chairman and expenses reimbursed to Directors for attending Board meetings, which in the aggregate amounted to $1,539 for all Directors as a group.
**	Represents the number of separate portfolios comprising the investment companies in the fund complex, including the Fund, for which the Nominee served as a Board member.

     For the Fund’s most recent fiscal year, the number of Board meetings held and the aggregate amount of compensation paid by the Fund to each Continuing Director and by all funds in the Dreyfus Family of Funds for which such person is a Board member are set forth on Exhibit A. Certain other information concerning the Fund’s Directors and officers also is set forth on Exhibit A.

Required Vote

     The election of a Nominee requires the affirmative vote of a plurality of votes cast at the Fund’s meeting for the election of Directors.

ADDITIONAL INFORMATION

Selection of Independent Registered Public Accounting Firm

     The 1940 Act requires that the Fund’s independent registered public accounting firm (the “independent auditors” or “auditors”) be selected by a majority of the Independent Directors of the Fund. The audit committee has direct responsibility for the appointment, compensation, retention and oversight of the Fund’s independent auditors. At a meeting held on November 22, 2010, the Fund’s audit committee approved, and the Fund’s Board, including a majority of the Independent Directors ratified and approved, the selection of Ernst & Young LLP (“E&Y”) as the Fund’s independent auditors for the fiscal year ending September 30, 2011. E&Y, a major international accounting firm, has acted as independent auditors of the Fund since the Fund’s organization. After reviewing the Fund’s audited financial statements for the fiscal year ended September 30, 2010, the Fund’s audit committee recommended to the Fund’s Board that such statements be included in the Fund’s Annual Report to stockholders. A copy of the committee’s report is attached as Exhibit C to this proxy statement.

Independent Registered Public Accounting Firm Fees and Services

     The following chart reflects fees paid to E&Y in the Fund’s last two fiscal years. For Service Affiliates (i.e., Dreyfus and any entity controlling, controlled by or under common control with Dreyfus that provides ongoing services to the Fund), such fees represent only those fees that required pre-approval by the audit committee, except the Aggregate Non-Audit Fees amounts, which includes the all non-audit fees paid to E&Y by the Fund and Service Affiliates. All services provided by E&Y were pre-approved as required.

	Fund[1]	Service Affiliates[1]
Audit Fees	$37,830/$37,830	$0/$0
Audit-Related Fees[2]	$24,352/$5,382	$0/$0
Tax Fees[3]	$3,782/$3,556	$0/$0
All Other Fees	$77/$667	$0/$0
Aggregate Non-Audit Fees[4]	N/A	$25,619,110/$29,311,662

1 For the Fund’s fiscal years ended September 30, 2009/September 30, 2010.

2 Services to the Fund consisted of (i) agreed-upon procedures related to compliance with basic maintenance requirements for APS; and (ii) security counts required by Rule 17f-2 under the 1940 Act.

3 Services to the Fund consisted of (i) review or preparation of U.S. federal, state, local and excise tax returns; (ii) U.S. federal, state and local tax planning, advice and assistance regarding statutory, regulatory or administrative developments; and (iii) tax advice regarding tax qualification matters and/or treatment of various financial instruments held or proposed to be acquired or held.

4 Aggregate fees from the Fund and Service Affiliates is shown under the Service Affiliates column.

     Audit Committee Pre-Approval Policies and Procedures. The Fund’s audit committee has established policies and procedures (the “Policy”) for pre-approval (within specified fee limits) of E&Y engagements for non-audit services to the Fund and Service Affiliates without specific case-by-case consideration. The pre-approved services in the Policy can include pre-approved audit services, pre-approved audit-related services, pre-approved tax services and pre-approved all other services. Pre-approval considerations include whether the proposed services are compatible with maintaining E&Y’s independence. Pre-approvals pursuant to the Policy are considered annually.

     Auditor Independence. The Fund’s audit committee has considered whether the provision of non-audit services that were rendered to Service Affiliates which did not require pre-approval are compatible with maintaining E&Y’s independence.

     A representative of E&Y is expected to be present at the meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

Service Providers

Dreyfus, located at 200 Park Avenue, New York, New York 10166, serves as the Fund’s investment adviser.

     The Bank of New York Mellon, an affiliate of Dreyfus, located at One Wall Street, New York, New York 10286, acts as Custodian for the assets of the Fund. The Bank of New York Mellon, c/o BNY Mellon Shareowner Services, located at 480 Washington Boulevard, Jersey City, New Jersey 07310, acts as the Fund’s Transfer Agent and Registrar. The Bank of New York Mellon, c/o BNY Mellon Shareowner Services, located at P.O. Box 358035, Pittsburgh, Pennsylvania 15252, acts as the Fund’s Dividend Disbursing Agent.

Voting Information

To vote, please complete, date and sign the enclosed proxy card and mail it in the enclosed postage-paid envelope.

     The Fund will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally or by telephone, and the Fund may pay persons holding shares of the Fund in their names or those of their nominees for their expenses in sending soliciting materials to their principals. Authorizations to execute proxies may be obtained by fax or by telephonic instructions in accordance with procedures designed to authenticate the stockholder’s identity. In all cases where a telephonic proxy is solicited, the stockholder will be asked to provide or confirm certain identifiable information and to confirm that the stockholder has received the Fund’s proxy statement and proxy card in the mail. Within 72 hours of receiving a stockholder’s solicited telephonic voting instructions, a confirmation will be sent to the stockholder to ensure that the vote has been taken in accordance with the stockholder’s instructions and to provide a telephone number to call immediately if the stockholder’s instructions are not correctly reflected in the confirmation. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon, and if no voting instructions are given, shares will be voted “FOR” the proposals.

     If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker “non-vote” (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Fund on a particular matter with respect to which the broker or nominee does not have discretionary power) or marked with an abstention (collectively, “abstentions”), the Fund’s shares represented thereby will be considered to be present at the meeting for purposes of determining the existence of a quorum for the transaction of business. Under Maryland law, abstentions do not constitute a vote “for” or “against” a matter and will be disregarded in determining “votes cast” on an issue.

OTHER MATTERS

     The Fund’s Board is not aware of any other matter which may come before the meeting. However, should any such matter properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matter.

     Proposals that stockholders wish to include in the Fund’s proxy statement for the Fund’s next Annual Meeting of Stockholders must be sent to and received by the Fund no later than December 1, 2011 at the principal executive office of the Fund at 200 Park Avenue, New York, New York 10166, Attention: Secretary of the Fund. The date after which notice of a stockholder proposal is considered untimely, except as otherwise permitted under applicable law, is February 15, 2012.

     Stockholders who wish to communicate with Directors should send communications to the attention of the Secretary of the Fund, 200 Park Avenue, New York, New York 10166, and communications will be directed to the Director or Directors indicated in the communication or, if no Director or Directors are indicated, to the Chairman of the Board.

NOTICE TO BANKS, BROKER/DEALERS AND
VOTING TRUSTEES AND THEIR NOMINEES

     Please advise the Fund, in care of BNY Mellon Shareowner Services, c/o Proxy Services Corporation, 200A Executive Drive, Edgewood, New York 11717, whether other persons are the beneficial owners of the shares for which proxies are being solicited and, if so, the number of copies of the proxy statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE.

Dated: April 1, 2011

EXHIBIT A

PART I

Part I sets forth information regarding the Continuing Directors, Board and committee meetings and share ownership.

     Information About Each Continuing Director’s Experience, Qualifications, Attributes or Skills. Continuing Directors of the Fund, together with information as to their positions with the Fund, principal occupations and other board memberships for the past five years, are shown below.

Continuing Class I and Class II Directors with Term Expiring in 2012 for Class I and 2013 for Class II

Name (Age) of Continuing Director	Principal Occupation	Other Public Company Board
Position with Fund (Since)	During Past 5 Years	Memberships During Past 5 Years
CLIFFORD L. ALEXANDER, JR. (77)	President of Alexander &	N/A
Class I Director (2003)	Associates, Inc., a management
consulting firm (January 1981-pre-
sent)

DAVID W. BURKE (74)	Corporate Director and Trustee	N/A
Class I Director (1994)

WHITNEY I. GERARD (76)	Partner of Chadbourne & Parke LLP	N/A
Class II Director (1995)
APS Designee (2000)

NATHAN LEVENTHAL (67)	Commissioner, NYC Planning	Movado Group, Inc., Director (2003-
Class II Director (2009)	Commission (March 2007-present)	present)
Chairman of the Avery-Fisher Artist
Program (November 1997-present)

     Each Continuing Director has been a Director of the Fund or other Dreyfus mutual funds for at least 10 years. Additional information about each Continuing Director follows (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes or skills that each Continuing Director possesses which the Board believes has prepared them to be effective Directors.

     Clifford L. Alexander – Mr. Alexander is the President of Alexander & Associates, Inc. a management consulting firm. Prior to forming Alexander & Associates, Inc., Mr. Alexander served as chairman of the U.S. Equal Employment Opportunity Commission from 1967 to 1969 and as Secretary of the Army from 1977 through 1981. Mr. Alexander has been a Director of Mutual of America Life Insurance Company since 1989.

     David W. Burke – Mr. Burke was previously a member of the Labor-Management Committee for the U.S. Department of Commerce, Executive Secretary to the President’s Advisory Committee on Labor-Management Policy, Secretary to the Governor of the State of New York and Chief of Staff for Senator Edward M. Kennedy. In addition, Mr. Burke previously served as the President of CBS News and as the Chairman of the federal government’s Broadcasting Board of Governors, which oversees the Voice of America, Radio Free Europe, Radio Free Asia and other U.S. government-sponsored international broadcasts. Mr. Burke also was a Vice President of Dreyfus (prior to its acquisition by a predecessor of BNY Mellon in August 1994 and related management changes).

     Whitney I. Gerard – Mr. Gerard is a partner in the law firm of Chadbourne & Parke LLP, where his practice focuses on the representation and counseling of international companies and individuals doing business and/or engaged in litigation in the United States.

     Nathan Leventhal – Mr. Leventhal is a Commissioner of the New York City Planning Commission. Previously, Mr. Leventhal served as Chief of Staff to Mayor John Lindsay, Deputy Mayor to Mayor Ed Koch, and Transition Chairman for both Mayors David Dinkins and Michael Bloomberg. Mr. Leventhal is a former partner in the law firm Poletti Freidin Prashker Feldman & Gartner. In the not-for-profit sector, Mr. Leventhal served for 17 years as President of Lincoln Center for the Performing Arts, where he is now President Emeritus and Chairman of the Avery Fisher Artist Program.

     Nominees’ and Continuing Directors’ Ownership of Fund Shares. The table below indicates the dollar range of each Continuing Director’s and Nominee’s ownership of shares of the Fund’s Common Stock and shares of other funds in the Dreyfus Family of Funds for which he or she is a Board member, in each case as of December 31, 2010.

     As of December 31, 2010, none of the Nominees or Continuing Directors or their immediate family members owned securities of Dreyfus or any person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with Dreyfus.

PERTAINING TO THE BOARD

• The Fund held 6 Board meetings, 6 audit committee meetings, one nominating committee meeting, and one compen-
sation committee meeting during the last fiscal year.
• The Fund does not have a formal policy regarding Directors’ attendance at annual meetings of stockholders. None of the Directors attended last year’s annual meeting.
• All Continuing Directors and Nominees attended at least 75% of all Board and committee meetings, as applicable, held in the last fiscal year.

     Compensation Table. The aggregate amount of compensation paid to each Continuing Director by the Fund for the fiscal year ended September 30, 2010 and by all funds in the Dreyfus Family of Funds for which such Continuing Director was a Board member (the number of portfolios of such funds is set forth in parenthesis next to each Director’s total compensation) during the year ended December 31, 2010, was as follows:

	Aggregate	Total Compensation from
Name of	Compensation from	the Fund and Fund Complex
Continuing Director	Fund*	Paid to Continuing Director (**)
Clifford L. Alexander	$1,348	$345,250(51)
David W. Burke	$1,348	$491,500(90)
Whitney I. Gerard	$1,382	$201,250(29)
Nathan Leventhal	$1,236	$334,000(49)

*Amount does not include the cost of office space, secretarial services and health benefits for the Chairman and expenses reim-
bursed to Directors for attending Board meetings, which in the aggregate amounted to $1,539 for all Directors as a group.
**Represents the number of separate portfolios comprising the investment companies in the fund complex, including the Fund, for which the Director served as a Board member.

PART II
Part II sets forth information regarding the officers of the Fund.
Name and Position		Principal Occupation and Business
with Fund (Since)	Age	Experience For Past Five Years
BRADLEY J. SKAPYAK
President (2010)	52	Chief Operating Officer and a director of
		Dreyfus since June 2009. Previously, Mr.
		Skapyak was the head of the Investment
		Accounting and Support Department of
		Dreyfus. He is an officer of 76 investment
		companies (comprised of 168 portfolios)
		managed by Dreyfus.
PHILLIP N. MAISANO
Executive Vice President (2007)	63	Chief Investment Officer, Vice Chair and a
		director of Dreyfus, and an officer of 76 invest-
		ment companies (comprised of 168 portfolios)
		managed by Dreyfus. Mr. Maisano also is an
		officer and/or board member of certain other
		investment management subsidiaries of BNY
		Mellon, each of which is an affiliate of Dreyfus.
		He has been an employee of Dreyfus since
		November 2006. Prior to joining Dreyfus, Mr.
		Maisano served as Chairman and Chief
		Executive Officer of EACM Advisors, an affili-
		ate of Dreyfus.
JAMES WINDELS
Treasurer (2001)	52	Director - Mutual Fund Accounting of
		Dreyfus, and an officer of 77 investment com-
		panies (comprised of 193 portfolios) managed
		by Dreyfus.
JAMES S. WELCH
Executive Vice President (2001)	44	Senior Portfolio Manager - Dreyfus Municipal
		Securities, and an officer of one other invest-
		ment company (comprised of one portfolio)
		managed by Dreyfus.
MICHAEL A. ROSENBERG
Vice President and Secretary (2005)	50	Assistant General Counsel of BNY Mellon,
		and an officer of 77 investment companies
		(comprised of 193 portfolios) managed by
		Dreyfus.
KIESHA ASTWOOD
Vice President and Assistant Secretary (2010)	37	Counsel of BNY Mellon, and an officer of 77
		investment companies (comprised of 193
		portfolios) managed by Dreyfus.

Name and Position		Principal Occupation and Business
with Funds (Since)	Age	Experience For Past Five Years
JAMES BITETTO
Vice President and Assistant Secretary (2005)	44	Senior Counsel of BNY Mellon and Secretary
		of Dreyfus, and an officer of 77 investment
		companies (comprised of 193 portfolios)
		managed by Dreyfus.
JONI LACKS CHARATAN
Vice President and Assistant Secretary (2005)	55	Senior Counsel of BNY Mellon, and an offi-
		cer of 77 investment companies (comprised of
		193 portfolios) managed by Dreyfus.
JOSEPH M. CHIOFFI
Vice President and Assistant Secretary (2005)	49	Senior Counsel of BNY Mellon, and an offi-
		cer of 77 investment companies (comprised of
		193 portfolios) managed by Dreyfus.
KATHLEEN DENICHOLAS
Vice President and Assistant Secretary (2010)	36	Senior Counsel of BNY Mellon, and an offi-
		cer of 77 investment companies (comprised of
		193 portfolios) managed by Dreyfus.
JANETTE E. FARRAGHER
Vice President and Assistant Secretary (2005)	48	Assistant General Counsel of BNY Mellon,
		and an officer of 77 investment companies
		(comprised of 193 portfolios) managed by
		Dreyfus.
JOHN B. HAMMALIAN
Vice President and Assistant Secretary (2005)	47	Managing Counsel of BNY Mellon, and an
		officer of 77 investment companies (com-
		prised of 193 portfolios) managed by Dreyfus.
M. CRISTINA MEISER
Vice President and Assistant Secretary (2010)	40	Senior Counsel of BNY Mellon, and an offi-
		cer of 77 investment companies (comprised of
		193 portfolios) managed by Dreyfus.
ROBERT R. MULLERY
Vice President and Assistant Secretary (2005)	59	Managing Counsel of BNY Mellon, and an
		officer of 77 investment companies (comprised
		of 193 portfolios) managed by Dreyfus.
JEFF PRUSNOFSKY
Vice President and Assistant Secretary (2005)	45	Managing Counsel of BNY Mellon, and an
		officer of 77 investment companies (com-
		prised of 193 portfolios) managed by Dreyfus.
RICHARD CASSARO
Assistant Treasurer (2008)	52	Senior Accounting Manager — Money Market
		and Municipal Bond Funds of Dreyfus, and an
		officer of 77 investment companies (comprised
		of 193 portfolios) managed by Dreyfus.

Name and Position		Principal Occupation and Business
with Funds (Since)	Age	Experience For Past Five Years
GAVIN C. REILLY
Assistant Treasurer (2005)	42	Tax Manager of the Investment Accounting and
		Support Department of Dreyfus, and an officer
		of 77 investment companies (comprised of 193
		portfolios) managed by Dreyfus.
ROBERT S. ROBOL
Assistant Treasurer (2005)	46	Senior Accounting Manager — Fixed Income
		Funds of Dreyfus, and an officer of 77 invest-
		ment companies (comprised of 193 portfolios)
		managed by Dreyfus.
ROBERT SALVIOLO
Assistant Treasurer (2007)	43	Senior Accounting Manager — Equity Funds
		of Dreyfus, and an officer of 77 investment
		companies (comprised of 193 portfolios) man-
		aged by Dreyfus.
ROBERT SVAGNA
Assistant Treasurer (2005)	43	Senior Accounting Manager — Equity Funds
		of Dreyfus, and an officer of 77 investment
		companies (comprised of 193 portfolios) man-
		aged by Dreyfus.
JOSEPH W. CONNOLLY
Chief Compliance Officer (2004)	53	Chief Compliance Officer of Dreyfus and The
		Dreyfus Family of Funds (77 investment com-
		panies, comprised of 193 portfolios).

The address of each officer of the Fund is 200 Park Avenue, New York, New York 10166.

PART III

     Part III sets forth information for the Fund regarding the beneficial ownership of its shares as of March 24, 2011, by Nominees, Continuing Directors and officers of the Fund owning shares on such date and by any shareholders owning 5% or more of the Fund’s outstanding shares.

     As of December 31, 2010, no Directors or officers of the fund owned any shares of Common Stock or APS shares of the Fund.

     To the fund’s knowledge based on Schedule 13G filings as of December 31, 2010, the following information with respect to beneficial ownership of more than 5% of the outstanding shares of Common Stock or APS has been reported.

		Name of	Name and Address of
	Title of Class	Beneficial Owner	Beneficial Owner	Percent of Class

APS		Bank of America *	295 shares	9.8%
		Corporation
		Corporate Center
		100 North Tryon Street
		Charlotte, NC 28255

APS		Bank of America, NA.*	91 shares	3.0%
		101 South Tryon Street
		Charlotte, NC 28255

APS		Blue Ridge Investments, LLC	204 shares	6.8%
		214 North Tryon Street
		Charlotte, NC 28255

APS		UBS AG	1,238 shares	41.27%
		Bahnhofstrasse 45
		P.O. Box CH-8021
		Zurich, Switzerland

* These entities filed a combined Schedule 13G for the share amount and percentage shown for each.

As of March 24, 2011 Cede & Co. held of record approximately 92.14% of the outstanding shares of Common Stock of the Fund and 100% of the outstanding shares of APS of the Fund.

Section 16(a) Beneficial Ownership Reporting Compliances

     To the Fund’s knowledge, all of its officers, Directors and holders of more than 10% of its Common Stock or APS complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, during the fiscal year ended September 30, 2010. In making this disclosure, the Fund has relied solely on written representations of such persons and on copies of reports that have been filed with the Securities and Exchange Commission.

EXHIBIT B

NOMINATING COMMITTEE CHARTER AND PROCEDURES THE DREYFUS FAMILY OF FUNDS

(each, the “Fund”)

Organization

     The Nominating Committee (the “Committee”) of each fund in the Dreyfus Family of Funds (each, the “Fund”) shall be composed solely of Directors/Trustees (“Directors”) who are not “interested persons” of the Fund as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Directors”). The Board of Directors of the Fund (the “Board”) shall select the members of the Committee and shall designate the Chairperson of the Committee.

Responsibilities

The Committee shall select and nominate persons for election or appointment by the Board as Directors of the Fund.

Evaluation of Potential Nominees

     The Board believes that Directors need to have the ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with Fund management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties. In evaluating potential Director nominees (including any nominees recommended by shareholders as provided below) in light of this standard, and to address certain legal and other requirements and considerations associated with composition of the Board, the Committee shall consider, among other factors it may deem relevant: tion of the Board, the Committee shall consider, among other factors it may deem relevant:

  the character and integrity of the person;

  whether or not the person is qualified under applicable laws and regulations to serve as a Director of the Fund;

  whether or not the person has any relationships that might impair his or her service on the Board;

  whether nomination of the person would be consistent with Fund policy and applicable laws and regulations regard- ing the number and percentage of Independent Directors on the Board;

  whether or not the person serves on boards of, or is otherwise affiliated with, competing financial service organiza- tions or their related fund complexes;

  whether or not the person is willing to serve and is willing and able to commit the time necessary for the perfor- mance of the duties and responsibilities of a Director of the Fund; and

  the educational background; business, professional training or practice (e.g., medicine, accounting or law), public service or academic positions; experience from service as a board member (including the Board) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations; and/or other life experiences.

     In addition, the Committee may consider whether a potential nominee’s professional experience, education, skills and other individual qualities and attributes, including gender, race or national origin, would provide beneficial diversity of skills, experience or perspective to the Board’s membership and collective attributes. Such considerations will vary based on the Board’s existing membership and other factors, such as the strength of a potential nominee’s overall qualifications relative to diversity considerations.

     While the Committee is solely responsible for the selection and nomination of Directors, the Committee may consider nominees recommended by Fund shareholders. The Committee will consider recommendations for nominees from shareholders sent to the Secretary of the Fund, c/o The Dreyfus Corporation Legal Department, 200 Park Avenue, 8th Floor East,

B-1

New York, New York 10166. A nomination submission must include all information relating to the recommended nominee that is required to be disclosed in solicitations or proxy statements for the election of Directors, as well as information sufficient to evaluate the factors listed above. Nomination submissions must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders, and such additional information must be provided regarding the recommended nominee as reasonably requested by the Committee.

Nomination of Directors

     After a determination by the Committee that a person should be selected and nominated as a Director of the Fund, the Committee shall present its recommendation to the full Board for its consideration.

Review of Charter and Procedures

The Committee shall review the charter and procedures from time to time, as it considers appropriate.

Adopted: July 14, 2010

B-2

EXHIBIT C

REPORT OF THE AUDIT COMMITTEE

Dreyfus Municipal Income, Inc.
(the “Fund”)

November 22, 2010

     The audit committee oversees the Fund’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management.

     The committee reviewed with the independent registered public accounting firm (the “independent auditors” or “auditors”), who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Fund’s accounting principles and such other matters as are required to be discussed with the committee under the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Fund including the auditors’ letter and the matters in the written disclosures required by the PCAOB, and considered the compatibility of non-audit services with the auditors’ independence.

     The committee discussed with the independent auditors the overall scope and plan for the audit. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Fund’s internal controls, and the overall quality of the Fund’s financial reporting.

     In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements for the Fund be included in the Fund’s Annual Report to Stockholders for the year ended September 30, 2010.

Clifford L. Alexander, Jr., Audit Committee Chair	Joseph S. DiMartino, Audit Committee Member
George L. Perry, Audit Committee Member	Whitney I. Gerard, Audit Committee Member
David W. Burke, Audit Committee Member	Nathan Leventhal, Audit Committee Member
Benaree Pratt Wiley, Audit Committee Member

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